Table of Contents

As filed with the Securities and Exchange Commission on September 19, 2025

Registration No. 333‒

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________

EMPERY DIGITAL INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	84-4882689 (I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120
Round Rock, TX 78665
Telephone: (512) 400-4271

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

Greg Endo
Chief Financial Officer
Empery Digital Inc.
3121 Eagles Nest Street, Suite 120
Round Rock, TX 78665
Telephone: (512) 400-4271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________

With copies to:

Christopher J. Capuzzi Michael R. Littenberg Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Telephone: (212) 596-9000	Brett Director Vice President – Legal Empery Digital Inc. 3121 Eagles Nest Street, Suite 120 Round Rock, TX 78665 Telephone: (212) 608-3300

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus

EMPERY DIGITAL INC.

Common Stock
Debt Securities
Preferred Stock
Warrants

Rights
Units

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We may offer and sell securities from time to time in one or more offerings. This prospectus may also be used to offer shares of our Common Stock for the accounts of persons other than us, whom we refer to in this prospectus as “selling securityholders.” This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

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This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors“ on page 4 and included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our Common Stock is currently listed on the Nasdaq Capital Market under the trading symbol “EMPD.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is September 19, 2025

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless otherwise stated or the context requires otherwise, references in this prospectus to “Empery,” the “company” or the “Company,” “we,” “us,” or “our” refer to Empery Digital Inc. and our subsidiaries on a consolidated basis, as appropriate, unless the context otherwise requires. On July 28, 2025, the Company amended its Second Amended and Restated Certificate of Incorporation, as amended to effect a change of the Company’s name from “Volcon, Inc.” to “Empery Digital Inc.”, effective as of 11:59 P.M., Eastern Time on July 30, 2025.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://ir.emperydigital.com/sec-filings. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended by Form 10-K/A filed with the SEC on April 30, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 (filed with the SEC on May 9, 2025) and June 30, 2025 (filed with the SEC on August 12, 2025;

•	Our definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2025;

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•	Our Current Reports on Form 8-K filed with the SEC on February 4, 2025, February 5, 2025, February 6, 2025, February 27, 2025, March 18, 2025, April 30, 2025, May 16, 2025, May 30, 2025, June 12, 2025, July 17, 2025, July 22, 2025, July 25, 2025, July 29, 2025, July 31, 2025, August 4, 2025, August 6, 2025, August 18, 2025, August 25, 2025, September 2, 2025, September 8, 2025, September 15, 2025 and September 18, 2025;

•	the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 2021, and any other amendment or report filed for the purpose of updating such description; and

•	an updated description of our capital stock is included in this prospectus under “Description of Common Stock”.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by contacting us at:

Empery Digital Inc.

Attn: Chief Financial Officer

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

Tel: (512) 400-4271

Email: greg@emperydigital.com

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.EmperyDigital.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations and the planned use of proceeds from any sales of securities in accordance with this prospectus and any prospectus supplement hereto. Each forward-looking statement contained in this prospectus, and the documents we incorporate by reference is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties referenced or incorporated by reference under the heading “Risk Factors” herein.

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We caution investors not to place considerable reliance on the forward-looking statements contained in this prospectus, and the documents incorporated herein by reference. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this presentation speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

THE COMPANY

Digital Asset Treasury Strategy

On July 17, 2025, the Company announced its entry into securities purchase agreements with certain institutional and accredited investors in private placements for the purchase and sale of an aggregate 50,142,851 shares of Common Stock (or pre-funded warrants in lieu thereof) at a price of $10.00 per share, for aggregate gross proceeds of approximately $501 million, before deducting placement agent fees and other offering expenses (the “Private Placements”). The Private Placements closed on July 21, 2025. The Company has used the net proceeds from the Private Placements to purchase or otherwise acquire Bitcoin and for the establishment of the Company’s cryptocurrency treasury operations and general corporate purposes. In connection with the announcement of the Private Placements, the Company announced the launch of its digital asset treasury strategy, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire Bitcoin and other digital assets.

Electric Vehicles

We operate an all-electric, off-road powersports vehicle business. Beginning in 2021, we began efforts to sell off-road powersports vehicles beginning with an electric two-wheeled motorcycle that we discontinued in March 2025. In 2022 we introduced an E-Bike, the Brat, and continue to sell this product. In late 2024 we began selling the HF1 utility terrain vehicle (“UTV”), the MN1 Adventurer and MN1 Tradesman UTV, along with a line of upgrades and accessories.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;
•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;
•	reduced disclosure obligations regarding executive compensation; and
•	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Subsequent to December 31, 2026, we will no longer qualify as an emerging growth company and will no longer be able to take advantage of these provisions.

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Company Information

We are a Delaware corporation and were incorporated in February 2020. The Company completed its initial public offering in October 2021. Our principal executive offices are located at 3121 Eagles Nest Street, Suite 120, Round Rock, TX 78665. Our website address is EmperyDigital.com. Our phone number is (512) 400-4271. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under (i) Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended further by Form 10-K/A filed with the SEC on April 30, 2025; (ii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 9, 2025; and (iii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on August 12, 2025, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our Common Stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the Common Stock we are offering under that prospectus supplement.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities to acquire additional Bitcoin, and possibly other digital assets, and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of net proceeds of any offering.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds if securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the Common Stock, debt securities, Preferred Stock, warrants, rights and units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

Our Second Amended and Restated Certificate of Incorporation, as amended (the “amended and restated certificate of incorporation”), authorizes us to issue 255,000,000 shares of capital stock consisting of 250,000,000 shares of Common Stock, par value $0.00001 per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, par value $0.00001 per share.

As of September 17, 2025, there were 44,222,064 shares of our Common Stock issued and outstanding. As of such date, there were no shares of our Preferred Stock issued and outstanding.

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Common Stock

Shares of our Common Stock have the following rights, preferences and privileges:

Voting

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the Common Stock. Any decision to pay dividends on our Common Stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock having preference over the Common Stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of Common Stock are fully paid and non-assessable. Holders of shares of our Common Stock are not entitled to preemptive rights. Shares of our Common Stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation (as amended, our “charter”) and Second Amended and Restated Bylaws (as amended, our “bylaws”) include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our Corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual meeting. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our charter provides that, subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, and shall not be called by any other person or persons.

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No Written Consent of Stockholders. Our charter provides that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Amendment of Bylaws. Our stockholders may adopt, amend or repeal any provisions of our bylaws by obtaining, in addition to any other vote required by our charter or applicable law, the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of voting stock of the company with the power to vote generally in an election of directors, voting together as a single class.

Preferred Stock. Our charter authorizes our Board of Directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of Preferred Stock without the need for stockholder approval may delay or deter a change in control of us.

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”) which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Quotation

Our Common Stock is listed on The NASDAQ Capital Market and traded under the symbol “EMPD”.

Transfer Agent

The transfer agent for our Common Stock is Computershare.

Preferred Stock

This section describes the general terms and provisions of Preferred Stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of Preferred Stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of Preferred Stock. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of Preferred Stock with the Secretary of The State of Delaware and with the SEC each time we issue a new series of Preferred Stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our Preferred Stock as described in any accompanying prospectus supplement.

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Our Board of Directors has been authorized to provide for the issuance of up to 5,000,000 shares of our Preferred Stock in multiple series without the approval of stockholders. With respect to each series of our Preferred Stock, our Board of Directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of Preferred Stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of Preferred Stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

DESCRIPTION OF DEBT SECURITIES

We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer debt securities as described in this prospectus that, unless otherwise specified in an applicable prospectus supplement, will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

An applicable prospectus supplement will describe the terms and features of any debt securities which we may offer, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description and any description of debt securities in an applicable prospectus supplement may not be complete and is subject to, and are qualified in their entirety by reference to, the indenture, any supplemental indentures or forms of debt securities, in each case that we will file with the SEC in connection with a public offering of debt securities.

Notwithstanding the description below, the terms of any debt securities issued under this prospectus will be governed by a prospectus supplement filed for the issuance of such debt securities.

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General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in an applicable prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

•	any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the series of debt securities will be issued;

•	the date or dates on which principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal, interest and premium, if any, on the debt securities of the series are payable, or the method of such payment, if by wire transfer, mail or other means;

•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates, if any, on which and the price or prices at which the debt securities of the series will be repurchased by us at the option of the holders thereof, and other detailed terms and provisions of such repurchase obligations;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	the forms of the debt securities of the series in bearer (if to be issued outside of the United States of America) or fully registered form (and, if in fully registered form whether the debt securities will be issuable as global securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•	the currency of denomination of the debt securities of the series, which may be dollars or any foreign currency, and the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of, and interest and premium, if any, on the debt securities of the series will be made;

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•	if payments of principal of, or interest or premium, if any, on the debt securities of the series are to be made in one or more currencies or currency units other than the that or those in which such securities are denominated are, the manner in which the exchange rate with respect to such payments will be determined;

•	the manner in which the amounts of payment of principal of, or interest and premium, if any, on the debt securities of the series will be determined if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the provisions, if any, relating to any collateral provided for the debt securities of the series;

•	any addition to or change in the covenants in the indenture which applies to the debt securities of the series;

•	any addition to or change in the events of default which applies to any debt securities of the series, and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	the terms and conditions, if any, for conversion of the debt securities into or exchange of the debt securities for shares of Common Stock or Preferred Stock of the Company that apply to debt securities of the series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company;

•	if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible; and

•	any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted by the indenture, but which may modify or delete any provision of the indenture insofar as it applies to such series).

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in an applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in an applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our Common Stock or Preferred Stock. If we do, we will describe the terms of exchange or conversion in an applicable prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in a prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

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Certificated Debt Securities

If we issue certificated debt securities, a holder may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. A holder will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

A holder may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

A prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

We will set forth in an applicable prospectus supplement any affirmative and/or negative covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we will not in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey or transfer, lease or otherwise dispose of all or substantially all of our properties and assets, unless:

•	either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (B) the person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or a corporation or comparable legal entity treated as a corporation for U.S. federal income tax purposes organized under the laws of a foreign jurisdiction and shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of the Company (including, without limitation, the obligation to pay the principal of, and premium and interest, if any, on, the securities and the performance of the other covenants) under the indenture as supplemented, and in each case, the indenture shall remain in full force and effect; and

•	immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no default or event of default shall have occurred and be continuing.

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Events of Default

Unless otherwise specified in an applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we default in the payment of any principal of, or premium, if any, on, the debt securities when it becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	we default in the payment of any interest on any debt security of a series when the same becomes due and payable, and the default continues for a period of 30 days;

•	we default in observance or performance of any other covenant in the debt securities of a series or the indenture for 60 days after written notice from the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding which notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”;

•	certain events involving bankruptcy, insolvency or reorganization of the Company or any of our significant subsidiaries; and

•	any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

Holders of a majority in principal amount of the debt securities of any series then outstanding have the right to waive any existing default or event of default with respect to such series or compliance with any provision of the indenture (with respect to such series) or the debt securities of such series with written notice to the trustee. Upon any such waiver, such default with respect to such series shall cease to exist, and any event of default with respect to such series arising therefrom shall be deemed to have been cured for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company) occurs, and is continuing, then the trustee, by written notice, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare that the entire principal amount, plus the premium, if any, of all the debt securities of that series then outstanding plus accrued and unpaid interest to the date of acceleration are immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all existing events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue installments of interest and overdue principal have been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all the debt securities of that series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

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No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request to the trustee;

•	the holder or holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense to be incurred in compliance with such request;

•	the trustee does not comply with the request within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of the Company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any mistake, ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

•	to evidence and provide for the acceptance of the appointment of a successor trustee under the indenture with respect to one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee.

From time to time we and the trustee may, with the consent of holders of not less than a majority of the aggregate principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest on any of the debt securities

•	reduce the principal of or change the stated maturity of the debt securities, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	make any debt security payable in money other than that stated in the debt security;

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•	change the amount or time of any payment required by the debt securities or reduce the premium payable upon any redemption of the debt securities, or change the time before which no such redemption may be made;

•	waive a default or event of default in the payment of the principal of, or interest or premium, if any, on any debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities;

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action; or

•	make any changes to the above provisions or the acceleration provisions of the indenture, except to increase any percentage of debt securities the holders of which must consent to any matter.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;
(2)	the rights, powers, trusts, duties and immunities of the trustee; or
(3)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in an applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide, not later than the due date of any payment, money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that or there has been a change in any applicable U.S. Federal income tax law with the effect that, and such opinion shall confirm that, the holders of the outstanding debt securities of such series or persons will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

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•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and any applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means direct non-callable obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to Securities that are denominated in a foreign currency (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which in either case under clauses (i) and (ii), are not callable or redeemable at the option of the issuer thereof.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person under the same circumstances in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security against the costs, expenses and liabilities which may be incurred therein or thereby.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Common Stock, our debt securities or shares of our Preferred Stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

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DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our Common Stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of Common Stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of Common Stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

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•	a discussion of material U.S. federal income tax considerations, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the Common Stock, Preferred Stock, debt securities, or warrants constituting the units; and

•	whether the units will be issued in fully registered or global form.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Ropes & Gray LLP will provide opinions regarding the authorization and validity of the securities. Ropes & Gray LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements of Empery Digital Inc. (f/k/a Volcon, Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant.

Securities and Exchange Commission Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Fees	$	**
Transfer Agents and Trustees’ Fees and Expenses	$	**
Rating Agency Fees	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**
Total	$—

_____________

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
**	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers.

Pursuant to Section 145 of the DGCL, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent a present or former director or officer is successful in the defense of such an action, suit or proceeding referenced above, or in defense of any claim, issue or matter therein, a corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred in connection therewith. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon in the case of a current officer or director, receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified. The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders vote and agreement or otherwise.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitations on liability for its directors.

II-1

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. In connection with this offering, the Registrant will obtain liability insurance for its directors and officers. Such insurance would be available to its directors and officers in accordance with its terms.

The Registrant’s bylaws requires the Registrant to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “covered person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director, officer or member of a committee of the Registrant, or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding.

In addition, under the Registrant’s bylaws, in certain circumstances, the Registrant shall pay the expenses (including attorneys’ fees) incurred by a covered person in defending a proceeding in advance of the final disposition of such proceeding; provided, however, that the

Registrant shall not be required to advance any expenses to a person against whom the Registrant directly brings an action, suit or proceeding alleging that such person (1) committed an act or omission not in good faith or (2) committed an act of intentional misconduct or a knowing violation of law. Additionally, an advancement of expenses incurred by a covered person shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that such covered person is not entitled to be indemnified for such expenses.

In addition, the Registrant has entered into indemnification agreements with its directors and executive officers that provide for additional indemnification protections.

Item 16. List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-4.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.8 to the registrant’s Form 10-K/A filed on April 30, 2025).
3.2	Second Amended and Restated By-Laws (incorporated by reference to Exhibit 3.9 to the registrant’s Form 10-K/A filed on April 30, 2025).
4.1	Form of Common Stock (incorporated by reference to Exhibit 4.1 of the Form S-1 file number 333-259468).
4.2*	Form of Certificate of Designation.
4.3	Form of Indenture for debt securities between the registrant and the trustee to be named therein.
4.4*	Form of Warrant Agreement (including form of Warrant Certificate).
4.5*	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.6*	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.7*	Form of Debt Securities Warrant Agreement and Warrant Certificate.
4.8*	Form of Rights Agreement.
4.9*	Form of Unit Agreement (including form of Unit Certificate).
5.1	Opinion of Ropes & Gray LLP.
23.1	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).
25.1*	Statement of Eligibility on Form T-1 of trustee under the Indenture.
107	Filing Fee Table.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, TX on September 19, 2025.

EMPERY DIGITAL INC.

/s/ Greg Endo

Greg Endo

Chief Financial Officer (Principal

Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ryan Lane or Greg Endo, and each and either of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstituting, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Kim	Co-Chief Executive Officer and Director	September 19, 2025
John Kim

/s/ Ryan Lane	Co-Chief Executive Officer and Chairman	September 19, 2025
Ryan Lane	(Principal Executive Officer)

/s/ Greg Endo	Chief Financial Officer	September 19, 2025
Greg Endo	(Principal Financial and Accounting Officer)

/s/ Rohan Chauhan	Director	September 19, 2025
Rohan Chauhan

/s/ Jonathan P. Foster	Director	September 19, 2025
Jonathan P. Foster

/s/ Matthew Homer	Director	September 19, 2025
Matthew Homer

/s/ Orn Olason	Director	September 19, 2025
Orn Olason

/s/ Ian Read	Director	September 19, 2025
Ian Read

/s/ Adrian Solgaard	Director	September 19, 2025
Adrian Solgaard

/s/ Karin-Joyce Tjon	Director	September 19, 2025
Karin-Joyce Tjon

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